Exhibit 99.1

PRESS RELEASE

For more information contact:

Prosperity Bancshares, Inc.®	Dan Rollins
Prosperity Bank Plaza	President and Chief Operating Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	dan.rollins@prosperitybanktx.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

COMPLETES MERGER WITH

AMERICAN STATE FINANCIAL CORPORATION

HOUSTON, July 2, 2012. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank®, (collectively referred to as “Prosperity”) announced the completion of the merger with American State Financial Corporation and its wholly owned subsidiary American State Bank (collectively referred to as “ASB”) whereby American State Bank was merged with and into Prosperity Bank effective on July 1, 2012.

American State Bank operated thirty-seven (37) banking offices in eighteen (18) counties across West Texas. As of March 31, 2012, ASB, on a consolidated basis, reported total assets of $3.16 billion, total loans of $1.24 billion and total deposits of $2.51 billion.

Under the terms of the definitive agreement, Prosperity issued approximately 8.525 million shares of Prosperity common stock plus $178.5 million in cash for all outstanding shares of American State Financial Corporation capital stock.

W. R. Collier, Chairman and Chief Executive Officer of ASB will become a director of Prosperity Bancshares effective as of the first Board meeting held following completion of the merger, which is scheduled for August 21, 2012 and will serve as Prosperity’s Senior Chairman – West Texas Area. Michael F. Epps, ASB’s President, will serve as Chairman – West Texas Area and will be responsible for the day to day operations and management of all West Texas locations. Tony Whitehead, ASB’s Lubbock Division President, will serve as President – West Texas Area and will be responsible for credit approvals in West Texas. Gary Galbraith, ASB’s

Abilene Division President, will serve as a Regional President and will continue to be responsible for all locations in the Abilene Region. Mike Marshall, ASB’s Midland/Odessa Division President, will serve as a Regional President and will continue to be responsible for all locations in the Midland/Odessa Region. Finally, E. K. Hufstedler, ASB’s Metroplex Division President, will serve as a Regional President and continue to manage the former ASB locations in the DFW Metroplex.

In addition, Scott Collier, Mark Kirkpatrick, Van May and Don Pickering will all be joining the Board of Directors of Prosperity Bank effective as of the first Board meeting following completion of the merger, which is scheduled for July 17, 2012. Mr. Collier is in the construction business. Mr. Kirkpatrick is a rancher and is also in the oil and gas business. Mr. May is in agribusiness and Mr. Pickering is in manufacturing.

“The closing of this merger with our partners in West Texas from American State Bank is an exciting event in our bank’s history. Over the past few months as we have worked closely with Mr. Collier and his team, we have found an extraordinary bank in West Texas that we believe will complement our existing footprint in Texas” commented David Zalman, Chairman and Chief Executive Officer of Prosperity. “Upon the completion of our operational integration, the customers of American State Bank will be able to use any of our locations across the state of Texas.”

“We are very excited about becoming a part of the Prosperity Bank family,” said W.R. Collier, Chairman and Chief Executive Officer of ASB. “This merger provides our customers with significantly expanded banking opportunities while maintaining our community bank approach to doing business.”

ASB was advised in this transaction by Sandler O’Neill + Partners, L.P. as financial advisor and Hunton & Williams LLP as legal counsel. Keefe, Bruyette & Woods, Inc. was the financial advisor and Bracewell & Guiliani LLP was legal counsel to Prosperity.

Prosperity Bancshares, Inc.®

Prosperity Bancshares Inc.®, recently named “America’s Best Bank” by Forbes is a $14.1 billion Houston, Texas based regional financial holding company, formed in 1983. Operating under a community banking philosophy and seeking to develop broad customer relationships based on service and convenience, Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at http://www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. Prosperity currently operates two hundred thirteen (213) full service banking locations; fifty-nine (59) in the Houston area; twenty (20) in the South Texas area including Corpus Christi and Victoria; thirty-five (35) in the Dallas/Fort Worth area; twenty-one (21) in the East Texas area; thirty-four (34) in the Central Texas area including Austin and San Antonio; thirty-four (34) in the West Texas area including Lubbock, Midland/Odessa and Abilene; and ten (10) in the Bryan/College Station area.

In connection with the proposed merger of Community National Bank into Prosperity Bank, Prosperity will file with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Prosperity’s common stock to be issued to the shareholders of Community National Bank. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of Community National Bank seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PROSPERITY, COMMUNITY NATIONAL BANK AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Documents filed with the SEC by Prosperity will be available free of charge by directing a request by telephone or mail to Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027 Attn: Investor Relations. Prosperity’s telephone number is (281) 269-7199.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with “small-cap” companies. These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2011 and other reports and statements Prosperity has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares® may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

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